Exhibit 99.1

FOR IMMEDIATE RELEASE January 20, 2021

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports fourth quarter 2020 EPS of $1.17

Results include no tax expense resulting from tax strategies implemented at year-end; $0.21 contribution to EPS

GULFPORT, Miss. (January 20, 2021) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the fourth quarter of 2020. Net income for the fourth quarter of 2020 was $103.6 million, or $1.17 per diluted common share (EPS), compared to $79.4 million, or $0.90 per diluted common share, in the third quarter of 2020. Net income for the fourth quarter of 2019 was $92.1 million, or $1.03 per diluted common share. The fourth quarter of 2019 included $3.9 million ($.03 per share impact) of final merger costs associated with the September 2019 acquisition of MidSouth Bancorp, Inc.

Fourth Quarter 2020 Highlights

•	Tax strategies implemented in the fourth quarter added $0.21 to 4Q earnings
•	Pre-provision net revenue (PPNR) totaled $130.6 million, up $4.3 million, or 3%, linked-quarter
•	Allowance for credit losses (ACL) remains strong at 2.20% (2.42% excluding PPP loans); 4Q20 provision totaled $24.2 million, net charge-offs totaled $24.3 million
•	Net interest margin (NIM) remained stable at 3.22% (down 1 bp linked-quarter)
•	Nonperforming loans declined $37 million, or 20%, criticized commercial loans declined $19 million, or 5%, linked-quarter
•	CET1 ratio 10.70%(e), up 40 bps; TCE ratio 7.64%, up 11 bps
•	Loans declined $450 million linked-quarter, mostly from $318 million in net Paycheck Protection Program (PPP) loan forgiveness during the quarter
•	Deposits increased $667 million linked-quarter, mainly related to pandemic-related deposit growth and seasonal year-end inflows

“The fourth quarter was a strong finish to a very challenging year,” said John M. Hairston, President and CEO. “Reported earnings were up 31% as we implemented several tax strategies at year-end that allowed us to partially recoup losses booked earlier in the year. In addition, core results remained solid with pre-provision net revenue up over $4 million, or 3%, linked-quarter. Our margin was stable, asset quality metrics improved, expenses were down and fees outside of specialty and mortgage lines of business improved. We continued to rebuild our capital in the quarter while maintaining our dividend at current levels. As we begin the new year, we recognize pandemic-related headwinds still exist, however we look forward to improved performance in 2021 and believe we are well-positioned to continue execution of strategies designed to enhance shareholder value.”

Loans

Loans totaled $21.8 billion at December 31, 2020, down $450 million, or 2%, linked-quarter. During the fourth quarter of 2020, $318 million, net, of PPP loans were forgiven, contributing to the majority of the decline in the quarter. Modest growth in our markets, mainly in commercial, was offset by net declines in other business lines such as energy and indirect. While mortgage originations remained strong given today’s low rate environment, activity has slowed somewhat, with most loans being sold in the secondary market.

Average loans totaled $22.1 billion for the fourth quarter of 2020, down 2% linked-quarter.

Management expects loans to decline once again in the first quarter of 2021, as significantly more PPP loans are forgiven and opportunities for new organic growth remain low in light of the slow economic environment. The company will participate in the extended CARES Act Paycheck Protection Program, and expects new loan growth to partially offset the declines noted above.

Deposits

Total deposits at December 31, 2020 were $27.7 billion, up $667 million, or 2%, from September 30, 2020. Almost half of the quarterly increase was in noninterest-bearing deposits related to stimulus and other pandemic-related growth, as well as seasonal year-end deposit inflows and new account generation.

DDAs totaled $12.2 billion at December 31, 2020, up $318 million, or 3%, from September 30, 2020 and comprised 44% of total period-end deposits at December 31, 2020. Interest-bearing transaction and savings deposits totaled $10.4 billion at the end of the fourth quarter of 2020, up $442.0 million, or 4%, linked-quarter. Compared to September 30, 2020, time deposits of $1.8 billion were down $151.7 million, or 8%. Interest-bearing public fund deposits increased $58.7 million, or 2%, to $3.2 billion.

Average deposits for the fourth quarter of 2020 were $27.0 billion, up $276.7 million, or 1%, linked-quarter.

Asset Quality

The total allowance for credit losses was $480.1 million at December 31, 2020, virtually unchanged from September 30, 2020. During the fourth quarter of 2020, the company recorded a total provision for credit losses of $24.2 million, slightly lower compared to $25.0 million in the third quarter of 2020. Net charge-offs totaled $24.3 million in the fourth quarter of 2020, or 0.44% of average total loans on an annualized basis, up slightly from $24.0 million, 0.43% of average total loans in the third quarter of 2020. Included in the fourth quarter’s net charge-offs are $4.0 million of energy credits, $13.6 million in healthcare dependent credits and $6.7 million of various other credits.

The ratio of ACL to period-end loans was 2.20% (2.42% excluding PPP loans) at December 31, 2020, compared to 2.16% (2.40% excluding PPP loans) at September 30, 2020.

The company continues to evaluate certain credits in light of the ongoing financial challenges some companies are having as a result of the COVID-19 pandemic shutdown in certain markets. Included on slide 11 in the earnings deck, are the sectors under focus related to the economic impact of the pandemic, and details regarding the status of loans within those lines of business. As of the end of the year, there were only $13 million in COVID-related deferrals compared to a peak of $3.6 billion in May. The company has converted approximately $336 million in loans to structured solutions, or modified loans, for businesses still impacted by the pandemic.

Despite today’s economic challenging environment, the company’s overall asset quality metrics continued to improve with both commercial criticized and total nonperforming loans down 5% and 20%, respectively, linked-quarter. Nonperforming assets (NPAs) totaled $155.8 million at December 31, 2020, down $36.4 million, or 19%, from September 30, 2020. During the fourth quarter of 2020, total nonperforming loans decreased $36.4 million, or 20%, while ORE and foreclosed assets remained virtually unchanged. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 0.71% at December 31, 2020, down 15 bps from September 30, 2020.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the fourth quarter of 2020 was $241.4 million, up $3.0 million, or 1%, from the third quarter of 2020. The net interest margin (TE) was relatively stable at 3.22% in the fourth quarter, a decline of only 1 basis point linked-quarter.

A change in earning asset mix that compressed the NIM 6 bps was mostly offset by a lower cost of funds that helped expand the NIM 5 bps. Growth in earning assets from excess liquidity was deployed in the bond portfolio, driving an increase in net interest income.

As we begin 2021, management expects the first quarter of 2021 NIM to compress as much as 10 bps due to high levels of excess liquidity and net PPP activity (forgiveness versus funding).

Average earning assets were $29.9 billion for the fourth quarter of 2020, up $463.3 million, or 2%, from the third quarter of 2020.

Noninterest Income

Noninterest income totaled $82.4 million for the fourth quarter of 2020, down $1.3 million, or 2%, from the third quarter of 2020. Improvement was noted in many fee categories as the economy continues to re-open and consumer spending increases, though not to pre-pandemic levels. Low interest rates supported continued mortgage refinance activity, and certain specialty income categories contributed to growth in the quarter, albeit at lower levels. Similar levels of mortgage and specialty income are not expected in the first quarter of 2021.

Increased activity was noted in service charges on deposits, up $1.4 million, or 8%, from the third quarter of 2020, and bank card and ATM fees, up $0.4 million, or 2%, from the third quarter.

Investment and annuity income and insurance fees were down $0.2 million, or 3%, linked-quarter. Trust fees were up $0.4 million, or 3% linked-quarter, primarily from increased value of assets under management.

Fees from secondary mortgage operations totaled $11.5 million for the fourth quarter of 2020, down $1.4 million, or 11%, linked-quarter, as refinancing activity slowed down from peak levels earlier in the year.

Other noninterest income totaled $12.8 million, down $1.9 million, or 14%, from the third quarter of 2020. The increase in other noninterest income is primarily due to a lower level of specialty income (BOLI), partially offset by higher derivative income.

Noninterest Expense & Taxes

Noninterest expense totaled $193.1 million, down $2.7 million, or 1% linked-quarter. As noted last quarter, our focus on expense control in light of the current environment was enhanced, with initiatives put in place to improve overall efficiency. Over the past several months we have closed, or announced the closure of 20 financial offices across the footprint, closed the 2 trust offices in the NE corridor, reduced headcount by 210 FTE via attrition and other initiatives compared to June 30, 2020, and recently announced an early retirement package for certain employees.

Total personnel expense was $112.2 million in the fourth quarter of 2020, down $5.6 million, or 5%, from the third quarter of 2020. The decline is related to savings from efficiency measures taken to-date including staff attrition and branch closures.

Occupancy and equipment expense totaled $17.8 million in the fourth quarter of 2020, down $0.7 million, or 4%, from the third quarter of 2020. Amortization of intangibles totaled $4.6 million for the fourth quarter of 2020, down $0.2 million, or 4%, linked-quarter.

Other real estate and foreclosed assets (ORE) expense increased $0.8 million linked-quarter. The fourth quarter’s expense reflected a more normal quarterly expense amount compared to income in the third quarter of 2020.

Other operating expense totaled $58.1 million in the fourth quarter of 2020, up $3.0 million, or 6%, from the third quarter of 2020, mostly related to nonrecurring hurricane-related expenses and branch closures.

Tax strategies implemented at year-end, mainly related to the company’s year-to-date net operating loss (NOL), led to a $0.3 million tax benefit for the fourth quarter of 2020. This benefit was related to NOL carryback provisions in the CARES Act and added $0.21 per share to earnings for the quarter. The company expects the tax rate to return to a normal quarterly range of 18-20% in 2021, absent any changes in tax laws. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital

Common stockholders’ equity at December 31, 2020 totaled $3.4 billion, up $63.4 million, or 2%, from September 30, 2020. The tangible common equity (TCE) ratio was 7.64%, up 11 bps from September 30, 2020, as the company continued rebuilding capital after de-risking strategies were implemented in the first half of 2020. A full reconciliation of the quarterly change is included in our slide presentation. The company remains well capitalized, with both bank and holding company capital levels in excess of required regulatory minimums. The company’s CET1 ratio is estimated to be 10.70% at December 31, 2020. The company intends to pay its next quarterly dividend and is in consultation with its examiners, while the Board reviews the dividend payout policy quarterly.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 4:00 p.m. Central Time on Wednesday, January 20, 2021 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at www.investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to fourth quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 866-270-1533 or 412-317-0797.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through January 25, 2021 by dialing 877-344-7529 or 412-317-0088, access code 10151062.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concept “operating.” The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

Important Cautionary Statement about Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations regarding our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of COVID-19 pandemic on the economy and our operations, the adequacy of our enterprise risk management framework, the impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation (including potential future legislation enacted as a result of the 2020 election), the impact of the change in the referenced rate reform, deposit trends, credit quality trends, the impact of PPP loans and forgiveness on our results, changes in interest rates, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns.

Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain and inoculate our population against COVID-19 are unsuccessful and restrictions on movement last into the first half of 2021, the recession may increase in length and severity. The deeper the recession is, and the longer it lasts, the more it will damage consumer fundamentals and sentiment. Similarly, the recession could damage business fundamentals, and an extended global recession due to COVID-19 would weaken the U.S. recovery. As a result, the outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers.

In addition, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook", or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, in Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars and common share data in thousands, except per share amounts)	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
NET INCOME
Net interest income	$238,286	$235,183	$233,156	$942,523	$895,217
Net interest income (TE) (a)	241,401	238,372	236,736	955,523	909,991
Provision for credit losses	24,214	24,999	9,156	602,904	47,708
Noninterest income	82,350	83,748	82,924	324,428	315,907
Noninterest expense	193,144	195,774	197,856	788,792	770,677
Income tax expense (benefit)	(297)	18,802	16,936	(79,571)	65,359
Net income (loss)	$103,575	$79,356	$92,132	$(45,174)	$327,380
For informational purposes - included above, pre-tax
Provision for credit loss associated with energy loan sale	$—	$—	$—	$160,101	$—
Nonoperating merger-related expenses	—	—	3,856	—	32,666
PERIOD-END BALANCE SHEET DATA
Loans	$21,789,931	$22,240,204	$21,212,755	$21,789,931	$21,212,755
Securities	7,356,497	7,056,276	6,243,313	7,356,497	6,243,313
Earning assets	30,616,277	30,179,103	27,622,161	30,616,277	27,622,161
Total assets	33,638,602	33,193,324	30,600,757	33,638,602	30,600,757
Noninterest-bearing deposits	12,199,750	11,881,548	8,775,632	12,199,750	8,775,632
Total deposits	27,697,877	27,030,659	23,803,575	27,697,877	23,803,575
Common stockholders' equity	3,439,025	3,375,644	3,467,685	3,439,025	3,467,685
AVERAGE BALANCE SHEET DATA
Loans	$22,065,672	$22,407,825	$21,037,942	$22,166,523	$20,380,027
Securities (b)	6,921,099	6,389,214	6,201,612	6,398,749	5,864,228
Earning assets	29,875,531	29,412,261	27,441,459	29,235,313	26,476,900
Total assets	33,067,462	32,685,430	30,343,293	32,390,967	29,125,449
Noninterest-bearing deposits	11,759,755	11,585,617	8,601,323	10,779,570	8,255,859
Total deposits	27,040,447	26,763,795	23,848,374	26,212,317	23,299,304
Common stockholders' equity	3,406,646	3,351,593	3,473,693	3,433,099	3,302,696
COMMON SHARE DATA
Earnings (loss) per share - diluted	$1.17	$0.90	$1.03	$(0.54)	$3.72
Cash dividends per share	0.27	0.27	0.27	1.08	1.08
Book value per share (period-end)	39.65	39.07	39.62	39.65	39.62
Tangible book value per share (period-end)	28.79	28.11	28.63	28.79	28.63
Weighted average number of shares - diluted	86,657	86,400	88,315	86,533	86,599
Period-end number of shares	86,728	86,400	87,515	86,728	87,515
Market data
High sales price	$34.89	$22.23	$44.42	$44.24	$44.74
Low sales price	18.59	17.42	35.45	14.32	33.63
Period-end closing price	34.02	18.81	43.88	34.02	43.88
Trading volume	27,564	32,139	30,850	158,267	115,887
PERFORMANCE RATIOS
Return on average assets	1.25%	0.97%	1.20%	(0.14)%	1.12%
Return on average common equity	12.10%	9.42%	10.52%	(1.32)%	9.91%
Return on average tangible common equity	16.74%	13.14%	14.62%	(1.82)%	13.66%
Tangible common equity ratio (c)	7.64%	7.53%	8.45%	7.64%	8.45%
Net interest margin (TE)	3.22%	3.23%	3.43%	3.27%	3.44%
Noninterest income as a percent of total revenue (TE)	25.44%	26.00%	25.94%	25.35%	25.77%
Efficiency ratio (d)	58.23%	59.29%	58.88%	60.07%	58.50%
Average loan/deposit ratio	81.60%	83.72%	88.22%	84.57%	87.47%
Allowance for loan losses as a percentage of period-end loans	2.07%	2.02%	0.90%	2.07%	0.90%
Allowance for credit losses as a percent of period-end loans (e)	2.20%	2.16%	0.92%	2.20%	0.92%
Annualized net charge-offs to average loans	0.44%	0.43%	0.18%	1.78%	0.23%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	305.20%	234.89%	60.97%	305.20%	60.97%
FTE headcount	3,986	4,058	4,136	3,986	4,136

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.

(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.

(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
NET INCOME
Net interest income	$238,286	$235,183	$237,866	$231,188	$233,156
Net interest income (TE) (a)	241,401	238,372	241,114	234,636	236,736
Provision for credit losses	24,214	24,999	306,898	246,793	9,156
Noninterest income	82,350	83,748	73,943	84,387	82,924
Noninterest expense	193,144	195,774	196,539	203,335	197,856
Income tax expense (benefit)	(297)	18,802	(74,556)	(23,520)	16,936
Net income (loss)	$103,575	$79,356	$(117,072)	$(111,033)	$92,132
For informational purposes - included above, pre-tax
Provision for credit loss associated with energy loan sale	$—	$—	$160,101	$—	$—
Nonoperating merger-related expenses	—	—	—	—	3,856
PERIOD-END BALANCE SHEET DATA
Loans	$21,789,931	$22,240,204	$22,628,377	$21,515,681	$21,212,755
Securities	7,356,497	7,056,276	6,381,803	6,374,490	6,243,313
Earning assets	30,616,277	30,179,103	30,134,790	28,834,072	27,622,161
Total assets	33,638,602	33,193,324	33,215,400	31,761,693	30,600,757
Noninterest-bearing deposits	12,199,750	11,881,548	11,759,085	9,204,631	8,775,632
Total deposits	27,697,877	27,030,659	27,322,268	25,008,496	23,803,575
Common stockholders' equity	3,439,025	3,375,644	3,316,157	3,421,064	3,467,685
AVERAGE BALANCE SHEET DATA
Loans	$22,065,672	$22,407,825	$22,957,032	$21,234,016	$21,037,942
Securities (b)	6,921,099	6,389,214	6,129,616	6,149,432	6,201,612
Earning assets	29,875,531	29,412,261	30,013,829	27,630,652	27,441,459
Total assets	33,067,462	32,685,430	33,136,706	30,663,601	30,343,293
Noninterest-bearing deposits	11,759,755	11,585,617	10,989,921	8,763,359	8,601,323
Total deposits	27,040,447	26,763,795	26,702,622	24,327,242	23,848,374
Common stockholders' equity	3,406,646	3,351,593	3,465,617	3,509,727	3,473,693
COMMON SHARE DATA
Earnings (loss) per share - diluted	$1.17	$0.90	$(1.36)	$(1.28)	$1.03
Cash dividends per share	0.27	0.27	0.27	0.27	0.27
Book value per share (period-end)	39.65	39.07	38.41	39.65	39.62
Tangible book value per share (period-end)	28.79	28.11	27.38	28.56	28.63
Weighted average number of shares - diluted	86,657	86,400	86,301	87,186	88,315
Period-end number of shares	86,728	86,400	86,342	86,275	87,515
Market data
High sales price	$34.89	$22.23	$28.50	$44.24	$44.42
Low sales price	18.59	17.42	14.88	14.32	35.45
Period-end closing price	34.02	18.81	21.20	19.52	43.88
Trading volume	27,564	32,139	48,174	50,390	30,850
PERFORMANCE RATIOS
Return on average assets	1.25%	0.97%	(1.42)%	(1.46)%	1.20%
Return on average common equity	12.10%	9.42%	(13.59)%	(12.72)%	10.52%
Return on average tangible common equity	16.74%	13.14%	(18.75)%	(17.51)%	14.62%
Tangible common equity ratio (c)	7.64%	7.53%	7.33%	8.00%	8.45%
Net interest margin (TE)	3.22%	3.23%	3.23%	3.41%	3.43%
Noninterest income as a percentage of total revenue (TE)	25.44%	26.00%	23.47%	26.45%	25.94%
Efficiency ratio (d)	58.23%	59.29%	60.74%	62.06%	58.88%
Average loan/deposit ratio	81.60%	83.72%	85.97%	87.28%	88.22%
Allowance for loan losses as a percent of period-end loans	2.07%	2.02%	1.96%	1.98%	0.90%
Allowance for credit losses as a percent of period-end loans (e)	2.20%	2.16%	2.12%	2.21%	0.92%
Annualized net charge-offs to average loans	0.44%	0.43%	5.30%	0.83%	0.18%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	305.20%	234.89%	222.37%	139.17%	60.97%
FTE headcount	3,986	4,058	4,196	4,148	4,136

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.

(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.

(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share data)	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
NET INCOME
Interest income	$257,253	$257,043	$285,957	$1,057,981	$1,125,782
Interest income (TE) (f)	260,368	260,232	289,537	1,070,981	1,140,556
Interest expense	18,967	21,860	52,801	115,458	230,565
Net interest income (TE)	241,401	238,372	236,736	955,523	909,991
Provision for credit losses	24,214	24,999	9,156	602,904	47,708
Noninterest income	82,350	83,748	82,924	324,428	315,907
Noninterest expense	193,144	195,774	197,856	788,792	770,677
Income (loss) before income taxes	103,278	98,158	109,068	(124,745)	392,739
Income tax expense (benefit)	(297)	18,802	16,936	(79,571)	65,359
Net income (loss)	$103,575	$79,356	$92,132	$(45,174)	$327,380
For informational purposes - included above, pre-tax
Provision for credit loss associated with energy loan sale	$—	$—	$—	$160,101	$—
Nonoperating merger-related expenses	—	—	3,856	—	32,666
NONINTEREST INCOME
Service charges on deposit accounts	$19,864	$18,440	$23,382	$76,659	$86,364
Trust fees	14,801	14,424	15,483	58,191	61,609
Bank card and ATM fees	17,590	17,222	17,913	68,131	66,976
Insurance and investment commissions, and annuity fees	5,826	5,988	6,407	24,330	26,574
Secondary mortgage market operations	11,508	12,875	5,981	40,244	19,853
Other income	12,761	14,799	13,758	56,873	54,531
Total noninterest income	$82,350	$83,748	$82,924	$324,428	$315,907
NONINTEREST EXPENSE
Personnel expense	$112,245	$117,856	$117,066	$464,059	$439,879
Net occupancy and equipment expense	17,805	18,546	17,522	71,801	69,329
Other real estate and foreclosed assets expense (income), net	367	(482)	(788)	9,555	671
Other operating expense	58,113	55,066	58,286	223,461	239,954
Amortization of intangibles	4,614	4,788	5,770	19,916	20,844
Total noninterest expense	$193,144	$195,774	$197,856	$788,792	$770,677
Nonoperating noninterest expense	$—	$—	$3,856	$—	$32,666
COMMON SHARE DATA
Earnings (loss) per share:
Basic	$1.17	$0.90	$1.03	$(0.54)	$3.72
Diluted	1.17	0.90	1.03	(0.54)	3.72

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
NET INCOME
Interest income	$257,253	$257,043	$266,342	$277,343	$285,957
Interest income (TE) (f)	260,368	260,232	269,590	280,791	289,537
Interest expense	18,967	21,860	28,476	46,155	52,801
Net interest income (TE)	241,401	238,372	241,114	234,636	236,736
Provision for credit losses	24,214	24,999	306,898	246,793	9,156
Noninterest income	82,350	83,748	73,943	84,387	82,924
Noninterest expense	193,144	195,774	196,539	203,335	197,856
Income (loss) before income taxes	103,278	98,158	(191,628)	(134,553)	109,068
Income tax expense (benefit)	(297)	18,802	(74,556)	(23,520)	16,936
Net income (loss)	$103,575	$79,356	$(117,072)	$(111,033)	$92,132
For informational purposes - included above, pre-tax
Provision for credit loss associated with energy loan sale	$—	$—	$160,101	$—	$—
Nonoperating merger-related expenses	—	—	—	—	3,856
NONINTEREST INCOME
Service charges on deposit accounts	$19,864	$18,440	$15,518	$22,837	$23,382
Trust fees	14,801	14,424	14,160	14,806	15,483
Bank card and ATM fees	17,590	17,222	15,957	17,362	17,913
Investment and insurance commissions, and annuity fees	5,826	5,988	5,366	7,150	6,407
Secondary mortgage market operations	11,508	12,875	9,808	6,053	5,981
Other income	12,761	14,799	13,134	16,179	13,758
Total noninterest income	$82,350	$83,748	$73,943	$84,387	$82,924
NONINTEREST EXPENSE
Personnel expense	$112,245	$117,856	$120,409	$113,549	$117,066
Net occupancy and equipment expense	17,805	18,546	18,311	17,139	17,522
Other real estate and foreclosed assets expense (income), net	367	(482)	(460)	10,130	(788)
Other operating expense	58,113	55,066	53,110	57,172	58,286
Amortization of intangibles	4,614	4,788	5,169	5,345	5,770
Total noninterest expense	$193,144	$195,774	$196,539	$203,335	$197,856
Nonoperating noninterest expense	$—	$—	$—	$—	$3,856
COMMON SHARE DATA
Earnings (loss) per share:
Basic	$1.17	$0.90	$(1.36)	$(1.28)	$1.03
Diluted	1.17	0.90	(1.36)	(1.28)	1.03

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION

PERIOD-END BALANCE SHEET

(Unaudited)

(dollars in thousands)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
ASSETS
Commercial non-real estate loans	$9,986,983	$10,257,788	$10,465,280	$9,321,340	$9,166,947
Commercial real estate - owner occupied	2,857,445	2,779,407	2,762,259	2,731,320	2,738,460
Total commercial and industrial loans	12,844,428	13,037,195	13,227,539	12,052,660	11,905,407
Commercial real estate - income producing	3,357,939	3,406,554	3,350,299	3,232,783	2,994,448
Construction and land development loans	1,065,057	1,096,149	1,128,959	1,098,726	1,157,451
Residential mortgage loans	2,665,212	2,754,388	2,877,316	2,979,985	2,990,631
Consumer loans	1,857,295	1,945,918	2,044,264	2,151,527	2,164,818
Total loans	21,789,931	22,240,204	22,628,377	21,515,681	21,212,755
Loans held for sale	136,063	103,566	364,416	67,587	55,864
Securities	7,356,497	7,056,276	6,381,803	6,374,490	6,243,313
Short-term investments	1,333,786	779,057	760,194	876,314	110,229
Earning assets	30,616,277	30,179,103	30,134,790	28,834,072	27,622,161
Allowance for loan losses	(450,177)	(448,674)	(442,638)	(426,003)	(191,251)
Goodwill and other intangible assets	942,345	946,958	951,746	956,916	962,260
Other assets	2,530,157	2,515,937	2,571,502	2,396,708	2,207,587
Total assets	$33,638,602	$33,193,324	$33,215,400	$31,761,693	$30,600,757
LIABILITIES
Noninterest-bearing deposits	$12,199,750	$11,881,548	$11,759,085	$9,204,631	$8,775,632
Interest-bearing transaction and savings deposits	10,413,870	9,971,869	9,605,254	8,931,192	8,845,097
Interest-bearing public fund deposits	3,234,936	3,176,225	3,326,033	3,251,445	3,364,416
Time deposits	1,849,321	2,001,017	2,631,896	3,621,228	2,818,430
Total interest-bearing deposits	15,498,127	15,149,111	15,563,183	15,803,865	15,027,943
Total deposits	27,697,877	27,030,659	27,322,268	25,008,496	23,803,575
Short-term borrowings	1,667,513	1,906,895	1,754,875	2,673,283	2,714,872
Long-term debt	378,322	385,887	386,269	225,606	233,462
Other liabilities	455,865	494,239	435,831	433,244	381,163
Total liabilities	30,199,577	29,817,680	29,899,243	28,340,629	27,133,072
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,067,450	2,064,828	2,057,153	2,050,669	2,046,177
Retained earnings	1,291,506	1,211,878	1,156,278	1,297,129	1,476,232
Accumulated other comprehensive income (loss)	80,069	98,938	102,726	73,266	(54,724)
Total common stockholders' equity	3,439,025	3,375,644	3,316,157	3,421,064	3,467,685
Total liabilities & stockholders' equity	$33,638,602	$33,193,324	$33,215,400	$31,761,693	$30,600,757
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$2,005,237	$2,323,691	$2,286,963	$—	$—
CAPITAL RATIOS
Tangible common equity	$2,496,680	$2,428,686	$2,364,411	$2,464,148	$2,505,425
Tier 1 capital (g)	2,533,217	2,446,382	2,377,935	2,506,217	2,584,162
Common equity as a percentage of total assets	10.22%	10.17%	9.98%	10.77%	11.33%
Tangible common equity ratio	7.64%	7.53%	7.33%	8.00%	8.45%
Leverage (Tier 1) ratio (g)	7.87%	7.70%	7.37%	8.40%	8.76%
Common equity tier 1 (CET1) ratio (g)	10.70%	10.30%	9.78%	10.02%	10.50%
Tier 1 risk-based capital ratio (g)	10.70%	10.30%	9.78%	10.02%	10.50%
Total risk-based capital ratio (g)	13.31%	12.92%	12.36%	11.87%	11.90%

(g) Estimated for most recent period-end. Regulatory capital ratios at December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020 reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended			Twelve Months Ended
(in thousands)	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
ASSETS
Commercial non-real estate loans	$10,139,211	$10,366,814	$8,981,932	$10,111,952	$8,703,245
Commercial real estate - owner occupied	2,824,281	2,744,372	2,709,663	2,767,785	2,568,144
Total commercial and industrial loans	12,963,492	13,111,186	11,691,595	12,879,737	11,271,389
Commercial real estate - income producing	3,384,749	3,374,446	3,007,847	3,277,034	2,765,199
Construction and land development loans	1,081,734	1,121,554	1,181,830	1,114,123	1,253,057
Residential mortgage loans	2,732,483	2,807,568	3,004,784	2,857,584	2,974,094
Consumer loans	1,903,214	1,993,071	2,151,886	2,038,045	2,116,288
Total loans	22,065,672	22,407,825	21,037,942	22,166,523	20,380,027
Loans held for sale	104,415	112,230	62,272	86,842	41,680
Securities (h)	6,921,099	6,389,214	6,201,612	6,398,749	5,864,228
Short-term investments	784,345	502,992	139,633	583,199	190,965
Earning assets	29,875,531	29,412,261	27,441,459	29,235,313	26,476,900
Allowance for loan losses	(451,403)	(446,901)	(195,616)	(391,694)	(196,125)
Goodwill and other intangible assets	944,572	949,287	973,601	951,875	906,775
Other assets	2,698,762	2,770,783	2,123,849	2,595,473	1,937,899
Total assets	$33,067,462	$32,685,430	$30,343,293	$32,390,967	$29,125,449
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$11,759,755	$11,585,617	$8,601,323	$10,779,570	$8,255,859
Interest-bearing transaction and savings deposits	10,229,569	9,806,826	8,803,703	9,558,071	8,274,604
Interest-bearing public fund deposits	3,160,372	3,196,767	3,079,001	3,232,133	3,078,073
Time deposits	1,890,751	2,174,585	3,364,347	2,642,543	3,690,768
Total interest-bearing deposits	15,280,692	15,178,178	15,247,051	15,432,747	15,043,445
Total deposits	27,040,447	26,763,795	23,848,374	26,212,317	23,299,304
Short-term borrowings	1,779,464	1,733,298	2,393,444	1,978,195	1,942,144
Long-term debt	385,313	386,015	242,473	320,274	233,539
Other liabilities	455,592	450,729	385,309	447,082	347,766
Common stockholders' equity	3,406,646	3,351,593	3,473,693	3,433,099	3,302,696
Total liabilities & stockholders' equity	$33,067,462	$32,685,430	$30,343,293	$32,390,967	$29,125,449
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$2,216,458	$2,308,021	$—	$1,566,889	$—

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	12/31/2020			9/30/2020			12/31/2019
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,430.0	$157.1	3.59%	$17,607.2	$155.6	3.52%	$15,881.3	$187.7	4.69%
Residential mortgage loans	2,732.5	26.6	3.90%	2,807.5	27.5	3.92%	3,004.8	30.3	4.04%
Consumer loans	1,903.2	22.8	4.76%	1,993.1	24.0	4.79%	2,151.9	30.9	5.70%
Loan fees & late charges	—	14.6	0.00%	—	15.2	0.00%	—	(0.3)	0.00%
Total loans (TE) (j) (k)	22,065.7	221.1	3.99%	22,407.8	222.3	3.95%	21,038.0	248.6	4.69%
Loans held for sale	104.4	0.5	1.99%	112.2	0.8	2.96%	62.3	0.7	4.41%
US Treasury and government agency securities	196.0	0.9	1.85%	165.6	0.8	1.99%	145.0	0.8	2.30%
CMOs and mortgage backed securities	5,781.5	30.7	2.12%	5,326.2	29.4	2.21%	5,162.7	32.0	2.48%
Municipals (TE)	934.1	6.9	2.94%	889.5	6.7	3.01%	888.1	6.9	3.09%
Other securities	9.5	0.1	4.20%	8.0	0.1	4.33%	5.8	0.0	4.61%
Total securities (TE) (l)	6,921.1	38.6	2.23%	6,389.3	37.0	2.31%	6,201.6	39.7	2.56%
Total short-term investments	784.3	0.2	0.10%	503.0	0.1	0.10%	139.6	0.5	1.51%
Average earning assets yield (TE)	$29,875.5	$260.4	3.47%	$29,412.3	$260.2	3.53%	$27,441.5	$289.5	4.20%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$10,229.6	$4.2	0.16%	$9,806.8	$4.2	0.17%	$8,803.7	$14.4	0.65%
Time deposits	1,890.7	3.8	0.80%	2,174.6	6.0	1.09%	3,364.4	16.4	1.93%
Public funds	3,160.4	3.9	0.50%	3,196.8	4.6	0.57%	3,079.0	12.0	1.55%
Total interest-bearing deposits	15,280.7	11.9	0.31%	15,178.2	14.8	0.39%	15,247.1	42.8	1.11%
Short-term borrowings	1,779.4	1.7	0.37%	1,733.3	1.6	0.39%	2,393.4	7.1	1.19%
Long-term debt	385.3	5.4	5.61%	386.0	5.4	5.60%	242.5	2.9	4.79%
Total borrowings	2,164.7	7.1	1.30%	2,119.3	7.0	1.33%	2,635.9	10.0	1.51%
Total interest-bearing liabilities cost	17,445.4	19.0	0.43%	17,297.5	21.8	0.50%	17,883.0	52.8	1.17%
Net interest-free funding sources	12,430.1			12,114.8			9,558.5
Total cost of funds	29,875.5	19.0	0.25%	29,412.3	21.8	0.30%	27,441.5	52.8	0.76%
Net Interest Spread (TE)		$241.4	3.04%		$238.4	3.02%		$236.7	3.02%
Net Interest Margin (TE)	$29,875.5	$241.4	3.22%	$29,412.3	$238.4	3.23%	$27,441.5	$236.7	3.43%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $2.2 million, $3.2 million and $8.7 million for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Twelve Months Ended
	12/31/2020			12/31/2019
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,270.9	$660.5	3.82%	$15,289.6	$739.0	4.83%
Residential mortgage loans	2,857.6	112.1	3.92%	2,974.1	121.7	4.09%
Consumer loans	2,038.0	101.5	4.98%	2,116.3	121.5	5.74%
Loan fees & late charges	—	41.0	0.00%	—	(1.2)	0.00%
Total loans (TE) (j) (k)	22,166.5	915.1	4.13%	20,380.0	981.0	4.81%
Loans held for sale	86.8	2.6	3.02%	41.7	1.9	4.50%
US Treasury and government agency securities	153.5	3.2	2.09%	134.1	3.1	2.30%
CMOs and mortgage backed securities	5,345.0	121.8	2.28%	4,821.6	122.3	2.54%
Municipals (TE)	891.9	26.9	3.02%	904.4	28.2	3.12%
Other securities	8.4	0.4	4.28%	4.1	0.2	3.79%
Total securities (TE) (l)	6,398.8	152.3	2.38%	5,864.2	153.7	2.62%
Total short-term investments	583.2	1.0	0.17%	191.0	4.0	2.07%
Average earning assets yield (TE)	$29,235.3	$1,071.0	3.66%	$26,476.9	$1,140.6	4.31%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$9,558.1	$25.6	0.27%	$8,274.6	$60.1	0.73%
Time deposits	2,642.5	37.1	1.40%	3,690.8	73.7	2.00%
Public funds	3,232.1	25.6	0.79%	3,078.0	54.2	1.76%
Total interest-bearing deposits	15,432.7	88.3	0.57%	15,043.4	188.0	1.25%
Short-term borrowings	1,978.2	10.0	0.51%	1,942.2	31.2	1.16%
Long-term debt	320.3	17.2	5.36%	233.5	11.4	4.87%
Total borrowings	2,298.5	27.2	1.18%	2,175.7	42.6	1.96%
Total interest-bearing liabilities cost	17,731.2	115.5	0.65%	17,219.1	230.6	1.34%
Net interest-free funding sources	11,504.1			9,257.8
Total cost of funds	29,235.3	115.5	0.39%	26,476.9	230.6	0.87%
Net Interest Spread (TE)		$955.5	3.01%		$910.0	2.97%
Net Interest Margin (TE)	$29,235.3	$955.5	3.27%	$26,476.9	$910.0	3.44%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $15.4 million and $23.2 million for the years ended December 31, 2020 and 2019, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2020	9/30/2020	12/31/2019	12/31/2020	12/31/2019
Nonaccrual loans (m) (n)	$139,879	$171,462	$245,833	$139,879	$245,833
Restructured loans - still accruing	4,262	9,115	61,265	4,262	61,265
Total nonperforming loans	144,141	180,577	307,098	144,141	307,098
ORE and foreclosed assets	11,648	11,640	30,405	11,648	30,405
Total nonperforming assets	$155,789	$192,217	$337,503	$155,789	$337,503
Nonperforming assets as a percent of loans, ORE and foreclosed assets	0.71%	0.86%	1.59%	0.71%	1.59%
Accruing loans 90 days past due (o)	$3,361	$10,439	$6,582	$3,361	$6,582
Accruing loans 90 days past due as a percent of loans	0.02%	0.05%	0.03%	0.02%	0.03%
Nonperforming assets + accuring loans 90 days past due to loans, ORE and foreclosed assets	0.73%	0.91%	1.62%	0.73%	1.62%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Allowance for Loan Losses:
Beginning balance	$448,674	$442,638	$195,572	$191,251	$194,514
Cumulative effect of change in accounting principle (p)	—	—	—	49,411	—
Provision for loan losses	25,833	30,044	5,182	604,301	43,734
Charge-offs	(27,478)	(28,324)	(11,712)	(409,457)	(59,077)
Recoveries	3,148	4,316	2,209	14,671	12,080
Net charge-offs	(24,330)	(24,008)	(9,503)	(394,786)	(46,997)
Ending Balance	$450,177	$448,674	$191,251	$450,177	$191,251
Reserve for Unfunded Lending Commitments:
Beginning balance	$31,526	$36,571	$—	$3,974	$—
Cumulative effect of change in accounting principle (o)	—	—	—	27,330	—
Provision for losses on unfunded lending commitments	(1,619)	(5,045)	3,974	(1,397)	3,974
Ending Balance	$29,907	$31,526	$3,974	$29,907	$3,974
Total Allowance for Credit Losses	$480,084	$480,200	$195,225	$480,084	$195,225
Total Provision for Credit Losses	$24,214	$24,999	$9,156	$602,904	$47,708
Allowance for loan losses as a percent of period-end loans	2.07%	2.02%	0.90%	2.07%	0.90%
Allowance for credit losses as a percent of period-end loans	2.20%	2.16%	0.92%	2.20%	0.92%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	305.20%	234.89%	60.97%	305.20%	60.97%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$22,141	$23,210	$4,856	$384,225	$31,821
Residential mortgage loans	(166)	(288)	140	(1,074)	367
Consumer loans	2,355	1,086	4,507	11,635	14,809
Total net charge-offs	$24,330	$24,008	$9,503	$394,786	$46,997
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.51%	0.52%	0.12%	2.22%	0.21%
Residential mortgage loans	(0.02)%	(0.04)%	0.02%	(0.04)%	0.01%
Consumer loans	0.49%	0.22%	0.83%	0.57%	0.70%
Total net charge-offs as a percentage of average loans	0.44%	0.43%	0.18%	1.78%	0.23%
For informational purposes - included above
Provision for credit loss associated with energy loan sale	$—	$—	$—	$160,101	$—
Charge-offs associated with energy loan sale	—	—	—	242,628	—

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $21.6 million, $39.9 million and $132.5 million at 12/31/2020, 9/30/2020, and 12/31/2019, respectively.

(n) Nonaccrual loans do not include purchased credit impaired loans accounted for under ASC 310-30 that would have otherwise been considered nonperforming, totaling $17.5 million at 12/31/2019. Effective 1/1/2020, with the Adoption of ASC 326, such metrics include both originated and acquired balances.

(o) Loans past due 90 days or more do not include purchased credit impaired loans accounted for under ASC 310-30 that would have otherwise been considered delinquent, totaling $8.3 million at 12/31//2019.  Effective 1/1/2020, with the Adoption of ASC 326, such metrics include both originated and acquired balances.

(p) Represents the increase in the allowance upon the 1/1/20 adoption of ASC 326, commonly referred to as Current Expected Credit Losses, or CECL.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Nonaccrual loans (m) (n)	$139,879	$171,462	$183,979	$254,058	$245,833
Restructured loans - still accruing	4,262	9,115	9,848	34,251	61,265
Total nonperforming loans	144,141	180,577	193,827	288,309	307,098
ORE and foreclosed assets	11,648	11,640	18,724	18,460	30,405
Total nonperforming assets	$155,789	$192,217	$212,551	$306,769	$337,503
Nonperforming assets as a percent of loans, ORE and foreclosed assets	0.71%	0.86%	0.94%	1.42%	1.59%
Accruing loans 90 days past due (o)	$3,361	$10,439	$5,230	$17,790	$6,582
Accruing loans 90 days past due as a percent of loans	0.02%	0.05%	0.02%	0.08%	0.03%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	0.73%	0.91%	0.96%	1.51%	1.62%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses	$450,177	$448,674	$442,638	$426,003	$191,251
Reserve for unfunded lending commitments	29,907	31,526	36,571	48,992	3,974
Total allowance for credit losses	$480,084	$480,200	$479,209	$474,995	$195,225
Total provision for credit losses	$24,214	$24,999	$306,898	$246,793	$9,156
Allowance for loan losses as a percentage of period-end loans	2.07%	2.02%	1.96%	1.98%	0.90%
Allowance for credit losses as a percentage of period-end loans	2.20%	2.16%	2.12%	2.21%	0.92%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	305.20%	234.89%	222.37%	139.17%	60.97%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$22,141	$23,210	$299,365	$39,509	$4,856
Residential mortgage loans	(166)	(288)	(549)	(71)	140
Consumer loans	2,355	1,086	3,868	4,326	4,507
Total net charge-offs	$24,330	$24,008	$302,684	$43,764	$9,503
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.51%	0.52%	6.71%	0.99%	0.12%
Residential mortgage loans	(0.02)%	(0.04)%	(0.08)%	(0.01)%	0.02%
Consumer loans	0.49%	0.22%	0.74%	0.81%	0.83%
Total net charge-offs as a percentage of average loans	0.44%	0.43%	5.30%	0.83%	0.18%
AVERAGE LOANS
Commercial & real estate loans	$17,429,975	$17,607,186	$17,931,805	$16,109,162	$15,881,272
Residential mortgage loans	2,732,483	2,807,568	2,923,247	2,968,962	3,004,784
Consumer loans	1,903,214	1,993,071	2,101,980	2,155,892	2,151,886
Total average loans	$22,065,672	$22,407,825	$22,957,032	$21,234,016	$21,037,942
For informational purposes - included above
Provision for credit loss associated with energy loan sale	$—	$—	$160,101	$—	$—
Charge-offs associated with energy loan sale	—	—	242,628	—	—

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $21.6 million, $39.9 million, $55.2 million, $117.9 million, and $132.5 million at 12/31/2020, 9/30/2020, 6/30/2020, 3/31/2020 and 12/31/2019, respectively.

(n) Nonaccrual loans do not include purchased credit impaired loans accounted for under ASC 310-30 that would have otherwise been considered nonperforming, totaling $17.5 million at 12/31/2019. Effective 1/1/2020, with the Adoption of ASC 326, such metrics include both originated and acquired balances.

(o) Loans past due 90 days or more do not include purchased credit impaired loans accounted for under ASC 310-30 that would have otherwise been considered delinquent, totaling $8.3 million at 12/31/2019.  Effective 1/1/2020, with the Adoption of ASC 326, such metrics include both originated and acquired balances.

HANCOCK WHITNEY CORPORATION

Appendix A to the Earnings Release

Reconciliation of Non-GAAP Measures

TOTAL REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)

	Three Months Ended					Twelve Months Ended
(in thousands)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Net interest income	$238,286	$235,183	$237,866	$231,188	$233,156	$942,523	$895,217
Noninterest income	82,350	83,748	73,943	84,387	82,924	324,428	315,907
Total revenue	320,636	318,931	311,809	315,575	316,080	1,266,951	1,211,124
Taxable equivalent adjustment (q)	3,115	3,189	3,248	3,448	3,580	13,000	14,774
Total revenue (TE)	323,751	322,120	315,057	319,023	319,660	1,279,951	1,225,898
Noninterest expense	(193,144)	(195,774)	(196,539)	(203,335)	(197,856)	(788,792)	(770,677)
Nonoperating expense	—	—	—	—	3,856	—	32,666
Operating pre-provision net revenue (TE)	$130,607	$126,346	$118,518	$115,688	$125,660	$491,159	$487,887

OPERATING EARNINGS (LOSS) PER SHARE - DILUTED

	Three Months Ended					Twelve Months Ended
(in thousands, except per share amounts)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Net income (loss)	$103,575	$79,356	$(117,072)	$(111,033)	$92,132	$(45,174)	$327,380
Net income and dividends allocated to participating securities	(2,076)	(1,436)	(422)	(427)	(1,566)	(1,756)	(5,546)
Net income (loss) available to common shareholders	101,499	77,920	(117,494)	(111,460)	90,566	(46,930)	321,834
Nonoperating items, net of income tax	—	—	—	—	3,046	—	25,806
Nonoperating items allocated to participating securities	—	—	—	—	(52)	—	(435)
Operating earnings (loss) available to common shareholders	$101,499	$77,920	$(117,494)	$(111,460)	$93,560	$(46,930)	$347,205
Weighted average common shares - diluted	86,657	86,400	86,301	87,186	88,315	86,533	86,599
Earnings (loss) per share - diluted	$1.17	$0.90	$(1.36)	$(1.28)	$1.03	$(0.54)	$3.72
Operating earnings (loss) per share - diluted	$1.17	$0.90	$(1.36)	$(1.28)	$1.06	$(0.54)	$4.01

QUARTER EARNINGS PER SHARE - DILUTED, IMPACT OF ENERGY LOAN SALE

Three Months Ended
(in thousands, except per share amounts)	6/30/2020
1
Provision for credit losses attributable to the sale of energy loans	$160,101
Income tax benefit at a 21% rate	(33,621)
Impact of energy loan sale, net of income tax	$126,480
Weighted average common shares - diluted	86,323
Impact of energy loan sale per share - diluted	$(1.47)

(q) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.